Exhibit 99.6

Press Release www.shire.com

Director/PDMR Shareholding

February 16, 2016 - Shire plc (LSE: SHP, NASDAQ: SHPG) (the “Company”) announces it was notified today that Flemming Ornskov, Chief Executive Officer of the Company, acquired 1,300 American Depositary Shares (“ADSs”) today at an average price of $160.30 per ADS. The transaction took place on the NASDAQ Global Select Market. One ADS is equal to three Ordinary Shares of 5 pence each in the Company.

This notification is to satisfy the Company’s obligations under 3.1.4(R)(1)(a) of the Disclosure Rules and Transparency Rules.

Oliver Strawbridge

Senior Assistant Company Secretary

For further information please contact:

Investor Relations
Matthew Osborne	mattosborne@shire.com	+1 781 482 9502
Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894157

NOTES TO EDITORS

Shire enables people with life-altering conditions to lead better lives.

Our strategy is to focus on developing and marketing innovative specialty medicines to meet significant unmet patient needs.

We focus on providing treatments in Rare Diseases, Neuroscience, Gastrointestinal and Internal Medicine and we are developing treatments for symptomatic conditions treated by specialist physicians in other targeted therapeutic areas, such as Ophthalmics.

www.shire.com

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX